Schedule 14A

(Rule 14a-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant    ☐

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Wachovia Preferred Funding Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Wachovia Preferred Funding Corp.

1620 East Roseville Parkway, Roseville, California 95661

April 12, 2006

Dear Stockholder:

On behalf of the board of directors, we are pleased to invite you to the Annual Meeting of Stockholders in San Francisco, California, on May 16, 2006, at 3:00 PM, P.S.T. The notice of meeting and proxy statement on the following pages contain information about the meeting.

In order to ensure your shares are voted at the meeting, please return the enclosed proxy card at your earliest convenience. Voting procedures are described on the proxy card. Every stockholder’s vote is important.

Sincerely yours,

G. Kennedy Thompson

President and Chief Executive Officer

Wachovia Preferred Funding Corp.

1620 East Roseville Parkway, Roseville, California 95661

NOTICE OF ANNUAL MEETING

TO BE HELD ON MAY 16, 2006

April 12, 2006

The Annual Meeting of Stockholders will be held at the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California 94102, on May 16, 2006, at 3:00 PM, P.S.T., to consider the following:

•	A Wachovia Preferred Funding Corp. proposal to elect the four nominees named in the attached proxy statement as directors, with terms expiring at the next Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

•	Such other business as may properly come before the meeting or any adjournments.

Only holders of record of Wachovia Preferred Funding Corp. common stock and voting preferred stock on March 31, 2006, are entitled to notice of and to vote at the meeting.

By order of the board of directors,

G. Kennedy Thompson

President and Chief Executive Officer

Whether or not you plan to attend, please return the enclosed proxy card to ensure your shares are voted at the meeting. Your vote is important, whether you own a few shares or many.

PROXY STATEMENT

General Information

The enclosed proxy is solicited on behalf of the board of directors of Wachovia Preferred Funding Corp. in connection with our Annual Meeting of Stockholders to be held at the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California 94102, on May 16, 2006, at 3:00 PM, P.S.T., and at any adjournment, referred to as the “meeting”. The proxy may be used whether or not you attend the meeting. If your securities are held in the name of a bank, broker or other nominee, referred to as “street name”, you will receive separate voting instructions with your proxy materials.

This proxy statement, the enclosed proxy card and Wachovia Preferred Funding Corp.’s 2005 Annual Report on Form 10-K were first mailed to our stockholders on or about April 12, 2006.

Your vote is very important. For this reason, the board of directors is requesting that you permit your stock to be represented at the meeting by the individuals named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

“Wachovia Funding”, “we”, “our” and “us” refer to Wachovia Preferred Funding Corp. “Wachovia Preferred Holding” refers to Wachovia Preferred Funding Holding Corp., the “Bank” refers to Wachovia Bank, National Association, and “Wachovia” refers to Wachovia Corporation.

ABOUT THE MEETING

Who Can Vote

You may vote if you owned Wachovia Funding common stock or Series A, B or C preferred securities as of the close of business on March 31, 2006. The holders of our Series A, B and C preferred securities vote as a single class with the holders of our common stock. However, the voting power of these holders differs, as set forth below.

Common Stock:  Each share of our common stock is entitled to one vote. At the close of business on March 31, 2006, 99,999,900 shares of Wachovia Funding common stock were outstanding and eligible to vote.

Series A Preferred Securities:  Each Wachovia Funding Series A preferred security is entitled to 1/10th of one vote. At the close of business on March 31, 2006, 30,000,000 Series A preferred securities of Wachovia Funding were outstanding and eligible to vote.

Series B Preferred Securities:  Each Series B preferred security of Wachovia Funding is entitled to 1/10th of one vote. At the close of business on March 31, 2006, 40,000,000 Series B preferred securities of Wachovia Funding were outstanding and eligible to vote.

Series C Preferred Securities:  Each Series C preferred security of Wachovia Funding is entitled to 1/10th of one vote. At the close of business on March 31, 2006, 4,233,754 Series C preferred securities of Wachovia Funding were outstanding and eligible to vote.

Wachovia Preferred Holding holds almost all of our 99,999,900 shares of common stock, each of which is entitled to one vote, and all of our outstanding shares of Series B and Series C preferred securities. Wachovia Preferred Holding owns stock representing approximately 97.1% of the total votes entitled to notice of and to vote at the meeting. As a result, Wachovia Preferred Holding has the power to approve the proposal presented for consideration regardless of whether or how you, as a holder of Series A preferred securities, vote your shares.

The enclosed proxy card shows the number of votes that you are entitled to vote at the meeting. Your individual vote is confidential and will not be disclosed to persons other than those recording the vote or as may be required by applicable law.

How Do I Vote

You have two voting options:

•	By mail by completing, signing, dating and returning the enclosed proxy card; or

•	By attending the meeting and voting your securities in person.

Even if you plan to attend the meeting, we encourage you to vote your securities by proxy. If you choose to attend the meeting, please bring proof of identification for entrance to the meeting.

If you hold your Wachovia Funding securities in street name, your voting procedure depends on the voting process of the bank, broker or other nominee. Please follow their directions carefully. If you want to vote Wachovia Funding securities that you hold in street name at the meeting, you must request a legal proxy from your bank, broker or other nominee that holds your securities and present that proxy and proof of identification for entrance to the meeting.

Every vote is important! Please vote your securities promptly.

What Am I Voting On

You will be voting on one proposal at the meeting, which is to elect four directors. The proposal has been submitted on behalf of our board of directors.

Can I Change My Vote

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this either by giving our Secretary written notice of your revocation, submitting a new signed proxy card with a later date or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke your proxy.

Quorum Needed To Hold The Meeting

In order to conduct the meeting, a majority of Wachovia Funding’s outstanding shares of stock entitled to vote must be present in person or by proxy. This is called a quorum. The shares of our stock owned by Wachovia Preferred Holding will be represented at the meeting. Therefore, we will have a quorum at the meeting. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. New York Stock Exchange (“NYSE”) rules allow banks, brokers or other nominees to vote shares held by them for a customer on matters that the NYSE determines to be routine, even though the bank, broker or nominee has not received instructions from the customer. A broker “non-vote” occurs when a bank, broker or other nominee has not received voting instructions from the customer and the bank, broker or nominee cannot vote the shares because the matter is not considered routine under NYSE rules.

Counting Your Vote

If you provide specific voting instructions, your securities will be voted as instructed. If you hold securities in your name and sign and return a proxy card without giving specific voting instructions, your securities will be voted as recommended by our board of directors. If you hold your securities in your name and do not return valid proxy instructions or vote in person at the meeting, your securities will not be voted. If you hold your Wachovia Funding securities in the name of a bank, broker or other nominee, and you do not give that nominee instructions on how you want your securities to be voted, the nominee generally has the authority to vote your securities on certain “routine” matters as described above. At the meeting, that would mean that the nominee can vote your securities on the proposal to elect directors if you do not timely provide instructions for voting your securities.

What Vote Is Needed

Directors are elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the largest number of votes present in person or represented by proxy are elected as directors up to the maximum number of directors to be elected at the meeting. At our meeting, the maximum number of directors to be elected is four. Securities not voted will have no impact on the election of directors. Unless you abstain from voting your securities or a properly executed proxy card is marked “WITHHOLD AUTHORITY” as to any or all nominees, the proxy given will be voted “FOR” each of the nominees for director.

Because Wachovia Preferred Holding intends to vote the shares of our common stock and Series B and Series C preferred securities that it owns, which together represents approximately 97.1% of the votes entitled to be cast at the meeting, in favor of the director nominees, the proposal to elect the director nominees is expected to pass.

Our Voting Recommendations

Our board of directors recommends that you vote “FOR” each of our nominees to the board of directors.

Proxies that are timely signed, dated and returned but do not contain instructions on how you want to vote will be voted in accordance with our board of directors’ recommendations.

Wachovia Preferred Holding owns almost all of our 99,999,900 shares of common stock, each of which is entitled to one vote, and all of our Series B and Series C preferred securities. As a result, Wachovia Preferred Holding has the power to approve the proposal presented for consideration regardless of whether or how you, as a holder of Series A preferred securities, vote your shares.

Voting Results

The preliminary voting results will be announced at the meeting. The final voting results will be published in our quarterly report on Form 10-Q for the quarter ending June 30, 2006.

Cost of This Proxy Solicitation

We will pay the costs of the solicitation. We have hired Georgeson Shareholder Communications, Inc. as proxy solicitors to assist in the proxy solicitation and tabulation. Their base fee is $1,500, plus expenses and an additional fee per proxy tabulated. We may also, upon request, reimburse brokerage firms and other persons representing beneficial owners of securities for their expenses in forwarding voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to our soliciting proxies by mail, our board members, and officers may solicit proxies on our behalf, without additional compensation.

Delivery of Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to our stockholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple stockholders who share an address unless we received contrary instructions from any stockholder at that address. If you share an address with another stockholder and have received only one proxy statement and annual report, you may write or call us as specified below to request a separate copy of these materials and we will promptly send them to you at no cost to you. For future meetings, you may request separate copies of our proxy statement and annual report, or request that we send only one set of these materials to you if you are receiving multiple copies, by contacting us at: Investor Relations, Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288-0206, or by telephoning us at (704) 374-6782.

Electronic Delivery of Proxy Materials

You can also access Wachovia Funding’s proxy statement and 2005 Annual Report on Form 10-K, which includes our annual report to stockholders, via the Internet at www.wachovia.com and clicking on the Investor Relations link.

A copy of our 2005 Annual Report on Form 10-K is attached to this proxy statement as Exhibit A. Please refer to our 2005 Form 10-K for important information about our financial performance in 2005. Copies of the exhibits filed with our Annual Report on Form 10-K will be provided upon written request to Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

PROPOSAL 1.    ELECTION OF DIRECTORS

General Information and Nominees

Our board of directors is not divided into classes. At each annual meeting of stockholders, you elect all the members of our board for a one-year term. Our directors determine the number of directors but it cannot be less than one. The number of directors is currently fixed at four.

James E. Alward, Joel J. Griffin, Charles F. Jones and G. Kennedy Thompson are being nominated to serve as directors with terms expiring at the 2007 annual meeting of stockholders.

Directors are elected by a plurality of votes present in person or represented by proxy at the meeting. Securities cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the board and the election of any substitute nominee. In addition, the board may reduce the number of directors to be elected at the meeting.

Proxies, unless indicated to the contrary, will be voted “FOR” the election of the four nominees named below as directors of Wachovia Funding with terms expiring at the 2007 annual meeting of stockholders.

All of the nominees are currently directors. Listed below are the names of the four nominees to serve as directors, together with: their ages; their principal occupations during the past five years; any other directorships they serve with publicly-held companies; and the year during which they were first elected a director of Wachovia Funding.

NOMINEES FOR ELECTION AT THE 2006 ANNUAL MEETING

JAMES E. ALWARD (62). Retired since June 1998. Previously, Vice President of Taxes, CVS Corporation, a national retail drug store chain. A director since 2002.

JOEL J. GRIFFIN (58). Chairman, The Griffin Company, Atlanta, Georgia, a real estate development, marketing, brokerage and construction services business. A director since 2002.

CHARLES F. JONES (50). Chief Executive Officer, Tricore Chemical, Inc., Atlanta, Georgia, a chemical reseller and distributor. A director since 2002.

G. KENNEDY THOMPSON (55). Chairman, since February 2003, Chief Executive Officer, since April 2000, and President, since December 1999, of Wachovia. Also, Chief Executive Officer and President of Wachovia Funding, since 2002. Previously, Chairman of Wachovia, from March 2001 to September 2001. Also, a director of Wachovia. A director since 2002.

Attendance and Committees of the Board

Attendance.    Wachovia Funding became a company with publicly-traded securities in December 2002. Prior to that time, Wachovia Funding’s board of directors was comprised of individuals who were employees of Wachovia or Wachovia Bank. The Wachovia Funding board held no meetings in person in 2005, taking all action by written consent as permitted by Delaware law and our bylaws.

We do not have standing nominating and compensation committees of the board of directors. We do have an audit committee.

Communications with Directors.    Any stockholder or other interested party who desires to contact one or more of Wachovia Funding’s non-management directors may send a letter to the following address:

Board of Directors

c/o Corporate Secretary

Wachovia Preferred Funding Corp.

301 South College Street

Charlotte, North Carolina 28288-0630

All such communications will be forwarded to the appropriate director or directors specified in such communications as soon as practicable.

In addition, as provided on Wachovia’s website at www.wachovia.com under the tab “Inside Wachovia—Investor Relations” and then under the heading “Corporate Governance—Contact Wachovia’s Directors”, any stockholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact Wachovia’s Audit Committee by writing to the following address:

Wachovia Audit Committee

c/o Corporate Secretary

Wachovia Corporation

301 South College Street

Charlotte, North Carolina 28288-0013

Annual Meeting Policy.    Wachovia Funding does not have a policy with regard to the attendance of directors at its annual meeting of stockholders. In 2005, all members of the board of directors except one attended the annual meeting of stockholders.

Audit Committee.     The Audit Committee held five meetings in 2005. The Audit Committee’s principal responsibilities are to assist the board of directors in its oversight of internal controls, the financial statements and the audit process. To that end, the Audit Committee:

•	retains and terminates our independent certified public accountants;

•	reviews reports prepared by management and the independent certified public accountants on systems of internal control and the audit and compliance process; and

•	reviews the financial statements, which are prepared by management and audited by the independent certified public accountants.

The following directors are the current members of the Audit Committee: Messrs. Alward, Griffin and Jones. The board, in its business judgment, has determined that all of the members of the Audit Committee are “independent”, in accordance with the applicable sections of the NYSE’s listing standards and SEC regulations.

The Audit Committee and the board adopted the Audit Committee’s written charter, a copy of which is attached as Appendix A to Wachovia Funding’s 2003 proxy statement for the annual meeting of shareholders. The charter, among other things, provides that the Audit Committee is responsible for the appointment, evaluation and, if appropriate, removal of the independent auditors and for pre-approving all audit and permitted non-audit services, including the fees for such services.

Audit Committee Report

As detailed in its charter, the role of the Audit Committee is to assist the board in fulfilling its oversight responsibilities regarding the following:

•	the integrity of Wachovia Funding’s financial statements, including matters relating to its internal controls;

•	the qualification and independence of Wachovia Funding’s independent auditors;

•	the performance of Wachovia Funding’s internal auditors and the independent auditors; and

•	Wachovia Funding’s compliance with legal and regulatory requirements.

Management is responsible for the preparation and presentation of Wachovia Funding’s financial statements and its overall financial reporting process and, with the assistance of Wachovia Funding’s internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws. The independent auditors are responsible for planning and carrying out a proper audit of Wachovia Funding’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not full-time employees of Wachovia Funding. Accordingly, as described above, the Audit Committee provides oversight of management’s and the independent auditors’ responsibilities.

In the performance of its oversight function, the Audit Committee, among other things, has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to Wachovia Funding is compatible with maintaining the auditor’s independence, and has discussed with the auditors the auditors’ independence.

Based upon the review and discussions described in this report, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee’s charter, the Audit Committee approved the inclusion of Wachovia Funding’s audited financial statements in Wachovia Funding’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.

James E. Alward, Chairman

Joel J. Griffin

Charles F. Jones

Independent Public Accountants

KPMG LLP were our auditors for the year ended December 31, 2005 and are our auditors for the current year. Representatives of KPMG LLP are expected to be present at the meeting, respond to appropriate questions and, if the representative desires, make a statement.

Auditors Fees.    Set forth below is information relating to the aggregate KPMG LLP fees for professional services rendered to Wachovia Funding for the fiscal years ended December 31, 2005 and 2004.

	2005	2004
Audit Fees (1)	$139,539	$144,756
Audit-Related	0	0
Tax Fees (2)	35,500	34,200
All Other Fees	0	0

Total Fees	$175,039	$178,956

(1)	Aggregate fees for professional services rendered for the audit of Wachovia Funding’s annual financial statements and for services normally provided in connection with statutory or regulatory filings or engagements.
(2)	Includes fees for professional services for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee pre-approves all audit, audit-related and non-audit services provided by our independent auditors, KPMG LLP, prior to the engagement of KPMG LLP with respect to those services. Generally, prior to or at the beginning of each year, WPFC management submits to the Audit Committee detailed information regarding the specific audit, audit-related and permissible non-audit services with respect to which it recommends the Audit Committee engage the independent auditors to provide for the fiscal year. Management discusses the services with the Audit Committee, including the rationale for using our independent auditors for non-audit services, including tax services, and whether the provision of those non-audit services by KPMG LLP is compatible with maintaining the auditors’ independence. Thereafter, any additional audit, audit-related or non-audit services that arise and that were not submitted to the Audit Committee for pre-approval at the beginning of the year are also similarly submitted to the Audit Committee for pre-approval. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve the engagement of the independent auditors when the entire Audit Committee is unable to do so. All such pre-approvals are then reported to the entire Audit Committee at the next Committee meeting.

Director Independence

Because more than 50% of our voting power is held by our ultimate parent, Wachovia, it is not required to follow certain corporate governance standards regarding director independence of the NYSE. However, our certificate of incorporation requires that, so long as any Series A preferred securities are outstanding, certain actions by us must be approved by a majority of our directors satisfying the definition of being “independent” as set forth in the corporate governance standards of the New York Stock Exchange. We currently have three “independent” directors: Messrs. Alward, Griffin and Jones.

Security Ownership of Management

None of our directors owns any shares of our capital stock. One of our executive officers, Thomas J. Wurtz, holds one share of our Series D preferred security.

We do not have any equity compensation plans.

Security Ownership of Certain Beneficial Owners

We have 99,999,900 shares of common stock issued and outstanding. The following table sets forth the number of shares and percentage of ownership beneficially owned by all persons known by us to own more than five percent of the shares of our common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Wachovia Preferred Funding Holding Corp. 1620 East Roseville Parkway Roseville, California 95661	99,851,752	99.85%

In addition to the foregoing, Wachovia Preferred Holding owns:

•	40,000,000 (or 100%) of our outstanding Series B preferred securities;

•	4,233,754 (or 100%) of our outstanding Series C preferred securities; and

•	803 (or approximately 88%) of our outstanding Series D preferred securities.

Our ultimate parent, Wachovia, directly owns 148,148 shares (or 0.15%) of our common stock. As a result, Wachovia and its affiliated entities have the power to cast approximately 97.1% of the total votes which can be cast by the holders of our voting securities on matters on which holders of all our equity securities vote together as a single class.

Executive Compensation

Neither of our current executive officers, G. Kennedy Thompson and Thomas J. Wurtz, receives any compensation from Wachovia Funding. Messrs. Thompson and Wurtz are also executive officers of our ultimate parent, Wachovia, which pays all of their compensation. Robert P. Kelly was an executive officer of Wachovia Funding in 2005. He did not receive any compensation from Wachovia Funding.

The following information relates to compensation for the years 2003, 2004 and 2005 that was paid or payable by Wachovia to our current Chief Executive Officer and President, G. Kennedy Thompson, and our former executive officer, Robert P. Kelly, (the “Named Officers”), both of whom were serving as such at December 31, 2005.

Summary Compensation Table

The following table sets forth for our Named Officers: (i) their name and principal position on December 31, 2005 (column (a)); (ii) years covered (column (b)); (iii) annual compensation (columns (c), (d) and (e)), including (A) base salary (column (c)), (B) bonus (column (d)), and (C) other annual compensation not properly categorized as salary or bonus (column (e)); (iv) long-term compensation (columns (f), (g), (h) and (i)), including (A) the dollar value of any award of restricted stock (calculated by multiplying the closing sale price of the common stock on the date of grant by the number of shares awarded) (column (f)), and (B) the sum of the number of stock options granted (column (g)), (C) the Black-Scholes grant date value of the stock options shown in column (g) as presented in the “Option/SAR Grants” table (column (h)), and (D) the dollar value of all payouts pursuant to long-term incentive plans (“LTIPs”) (column (i)), (v) all other compensation for the covered year that we believe could not be properly reported in any other column of the table (column (j)); and (vi) the total compensation amount representing the sum of columns (c), (d), (e), (f), (h), (i) and (j) (column (k)).

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Position	Year	Salary ($) (1)	Bonus ($) (1)	Other Annual Compensation ($) (2)	Restricted Stock Awards ($) (3)	Securities Underlying Options/SARs		LTIP Payouts	All Other Compensation ($) (5)	Total Compensation $ (6)
						(#)	($) (4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k )
G. Kennedy Thompson Chairman, President and CEO	2005 2004 2003	1,090,000 1,000,000 1,000,000	5,000,000 7,000,000 5,250,000	109,368 190,754 146,364	5,698,482 5,051,522 3,142,773	418,864 419,048 593,724	4,816,936 4,710,100 6,388,470	— — —	166,976 96,640 177,014	16,901,914 18,066,810 16,120,495

Robert P. Kelly Senior Executive Vice President	2005 2004 2003	592,000 550,000 500,000	2,000,000 2,500,000 2,000,000	114,348 163,558 83,861	2,367,104 2,104,846 879,979	109,549 104,762 166,243	1,259,814 1,177,525 1,788,775	— — —	46,959 43,923 40,418	6,397,038 6,554,594 5,306,124

(1)	Amounts include dollars deferred by the Named Officers under Wachovia’s deferred compensation plans. Participants in those plans may defer receipt of portions of their salary and/or annual incentive payments into investment accounts. Participants make investment elections for their deferrals from a group of investment options similar to those available to participants in Wachovia’s 401(k) savings plan, excluding an investment option in Wachovia common stock. The deferral account balances increase or decrease in value based on the performance of the investments selected by the participants. At the election of the participants in such plans, account balances are paid in a lump sum or in ten annual installments upon termination of employment due to death, disability or retirement, except in the event of a “change in control” of Wachovia where the successor or acquiring corporation does not elect to continue such plans, in which case such balances are to be paid in a lump sum. A nonqualified retirement trust has been established to fund certain nonqualified benefit plans, including these deferred compensation plans. Prior to a “change in control” of Wachovia, benefits are paid from the trust only upon Wachovia’s direction. Upon the occurrence of a “change in control”, Wachovia is required to contribute an amount to the trust sufficient to pay the benefits required to be paid under such plans as of the date on which the “change in control” occurs. See also tables under footnote (5) below.

(2)	Represents the personal benefits outlined in the table below, valued at the incremental cost to Wachovia of providing such benefits, as well as tax reimbursements for each of the Named Officers in 2005:

	Thompson	Kelly
Supplemental life insurance benefits (a)	$56,850	$99,348
Financial planning and tax preparation services	6,000	15,000
Taxes on behalf of Named Officer (b)	17,321	—
Personal use of corporate aircraft (c)	27,602	—
Personal use of automobile	—	—
Membership dues (d)	1,595	—

Totals	$109,368	$114,348

(a)	In 2003, Wachovia terminated split-dollar life insurance agreements with its executive officers. Following such terminations, Wachovia received its interest in the related life insurance policies under those agreements. These amounts reflect payments made by Wachovia in 2005 to compensate the applicable executive for the cost of obtaining and maintaining personal supplemental life insurance benefits in lieu of those split-dollar life insurance arrangements.

(b)	Reflects amounts paid by Wachovia on behalf of the applicable executive to offset taxes. The $17,321 paid on behalf of Mr. Thompson in 2005 was for payment to offset tax associated with income imputed for personal use of corporate aircraft as discussed in note (c).

(c)	The value of personal use of corporate aircraft reflects the calculated incremental cost to Wachovia of personal use of corporate aircraft. Incremental costs have been calculated based on the variable operating costs to Wachovia. Variable costs consist of trip-specific costs including fuel, catering, mileage, maintenance, universal weather monitoring, landing/ramp fees and other miscellaneous variable costs. Incremental cost calculations do not include fixed costs associated with Wachovia owning aircraft.

Corporate aircraft are used primarily for business travel. Wachovia’s board of directors has required Wachovia’s chief executive officer to use corporate aircraft for all travel whenever practical for security reasons. In 2005, Mr. Thompson was reimbursed $17,321 for taxes associated with personal use of corporate aircraft as noted in (b) above. On certain occasions, an executive’s spouse or other family member may accompany the executive on a flight. Calculations exclude spouse or other family member when such travel is necessary for business purposes.

The amounts reported reflect a change in valuation methodology in 2005 from prior years in which the cost of the personal use of corporate aircraft had been calculated using the Standard Industrial Fare Level tables found in the applicable federal income tax regulations. The 2004 and 2003 amounts set forth in “Other Annual Compensation” have been recalculated so that amounts are reported consistently.

(d)	Amounts represent reimbursement for social club memberships paid in 2005 for 2004 membership periods. Wachovia ceased reimbursements for social club memberships for the Named Officers in January 2005.

(3)	The aggregate number of shares or units of restricted stock held as of December 31, 2005, and the value thereof as of such date, were as follows: Thompson: 253,998 shares ($13,426,334); Kelly: 102,575 shares ($5,422,115). Upon Mr. Kelly’s termination of employment in February 2006, all unvested shares of restricted stock were forfeited.

Shares of restricted stock granted in 2005 were contingent upon Wachovia achieving a 20% return on tangible common equity for 2005. Wachovia met this goal and the restricted shares will vest at a rate of 20% per year over five years. In the event of termination due to death, disability, retirement (as defined in the applicable stock plan), or a “change in control” of Wachovia, any remaining vesting restrictions will lapse. Dividends are paid on shares of restricted stock at the same time dividends on the other outstanding shares of common stock are paid.

(4)	Amounts presented represent the Black-Scholes values for the stock options referenced in column (g) as of the applicable grant date. The values do not take into account stock price appreciation or depreciation from the date of grant. Please see footnote (2) to the “Option/SAR Grants Table” for additional information about these theoretical values.

(5)	Amounts shown for 2005 consist of the following:

	Thompson	Kelly
Savings plan matching contributions	$65,400	$35,520
Value of life insurance premiums*	22,674	10,963
Value of disability insurance	984	—
Above market interest on deferred compensation **	77,918	476

*	The value of life insurance premiums includes the value of premiums under split-dollar life insurance agreements. Messrs. Thompson, and Kelly terminated their respective existing split-dollar life insurance agreements in December 2003. Following such terminations, Wachovia received its interest in the related life insurance policies under those agreements. In lieu of those split-dollar life insurance arrangements, Wachovia compensates Messrs. Thompson and Kelly, for the cost of obtaining and maintaining personal supplemental life insurance benefits.
**	Amount reflects only that interest earned on deferred compensation amounts that is considered to be above-market. Interest paid on deferred compensation is deemed to be above-market if it exceeds 120% of the applicable federal long-term rate.

Set forth below is additional information regarding the Named Officers’ participation in non-qualified defined contribution and other deferred compensation plans in 2005:

Named Officer	Starting Balances at 1/1/2005 ($) *	Executive Deferrals in 2005 ($)	Company Matching Contributions in 2005 ($) **	Aggregate Withdrawals/ Distributions in 2005 ($)	Aggregate Earnings in 2005 ($) ***	Aggregate Balances at 12/31/2005 ($) *
Thompson	3,420,935	49,050	52,800	(9,093)	298,761	3,812,453
Kelly	2,594,695	1,299,333	29,600	0	340,027	4,263,656

*	Represents the aggregate balances in all Wachovia-sponsored non-qualified defined contribution and other deferred compensation plans, including (1) the Wachovia Savings Restoration Plan, a plan available to Wachovia employees whose compensation exceeds limits imposed on 401(k) plans, and (2) the Wachovia Elective Deferral Plan, a deferred compensation plan eligible to Wachovia employees whose compensation exceeds certain limits. See also footnote (1) above.
**	Represents Wachovia’s contributions matching the Named Officer’s personal contributions in the Wachovia Savings Restoration Plan.
***	Represents earnings on plan balances in 2005. Participants in the presented plans make investment elections for their deferrals from a group of investment options similar to those available to participants in Wachovia’s Savings Plan, excluding an investment option in Wachovia common stock in the case of the Savings Restoration Plan and the Elective Deferral Plan. Earnings may increase or decrease depending on the performance of the elected investments. Above-market earnings are reflected in “All Other Compensation”; otherwise earnings on these plans are not reflected in the Summary Compensation Table.

(6)	The Total Compensation amounts represent the sum of the values for each compensation element shown in columns (c), (d), (e), (f), (h), (i) and (j). The Total Compensation amounts also include a value of the benefit attributable to the Named Officers for the applicable year’s compensation and service as calculated under Wachovia’s defined benefit pension plan. The maximum covered compensation that may be considered in the pension plan is $210,000 under federal law. The value of the additional year of service is included as a lump sum value of the benefit payable at age 65 using the actuarial factors of the Wachovia pension plan. As of January 1, 2006 the age of each executive is as follows: Thompson – 55 years; and Kelly – 51 years. See also the “Pension Plan and Other Retirement Arrangements Table”.

Set forth below are the values of the benefits attributable to the Named Officers for the applicable year’s compensation and services as calculated under Wachovia’s pension plan:

	2005	2004	2003
Thompson	$20,152	$17,794	$15,874
Kelly	16,813	14,743	13,091

Option/SAR Grants Table

The following table sets forth with respect to grants of stock options made by Wachovia during 2005 to each of the Named Officers to purchase shares of Wachovia common stock: (i) the name of such officer (column (a)); (ii) the number of options granted (column (b)); (iii) the percent the grant represents of the total options granted to all Wachovia employees during 2005 (column (c)); (iv) the per share exercise price of the options granted (column (d)); (v) the expiration date of the options (column e)); and (vi) the Black-Scholes value of the options at grant date (column (f)).

OPTION/SAR GRANTS IN 2005

Name	Number of Securities Underlying Options/ SARS Granted (#) (1)	Individual Grants % of Total Options/ SARs Granted to Employees in 2005	Exercise or Base Price ($/Sh)	Expiration Date	Black-Scholes Grant Date Value (2) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Thompson	418,864	3.26%	$50.38	04/18/15	$4,816,936
Kelly	109,549	0.85	50.38	04/18/15	1,259,814

(1)	These options are nonqualified stock options. The options become exercisable over a five-year period in 20% annual increments, at an option exercise price equal to the market price of the common stock on the date of grant. These options were granted from Wachovia’s 2003 Stock Incentive Plan. In connection with terminating his employment with Wachovia in February 2006, the options granted to Mr. Kelly in 2005 were forfeited.

(2)	The values shown for the options referred to in the table reflect application of the Black-Scholes pricing model using (i) 60-month volatility (25.00%) and daily stock prices for the five years prior to grant date, (ii) an option term of ten years, (iii) an interest rate that corresponds to the U.S. Treasury rate with a ten-year maturity (4.27%), and (iv) dividends at the annualized rate in place on the date of grant ($1.84). The values do not take into account risk factors such as non-transferability and limits on exercisability. The Black-Scholes options pricing model is a commonly utilized model for valuing stock options. The model assumes that the possibilities of future stock returns (dividends plus share price appreciation) resemble a normal “bell-shaped” curve. In assessing the values indicated in the above table, it should be kept in mind that regardless of what theoretical value is placed on a stock option on the date of grant, the ultimate value of the option is dependent on the market value of the common stock at a future date, which will depend to a large degree on the efforts of the Named Officers to bring future success to Wachovia for the benefit of all stockholders.

For purposes of Wachovia’s 2005 financial statements prepared in accordance with generally accepted accounting principles, Wachovia expensed the cost of stock options in accordance with Statement of Financial Accounting Standards No. 123. For those purposes, and in accordance with SFAS 123, Wachovia used different assumptions in the option pricing model regarding risk of forfeiture and a shorter option term. As a result, the stock options expense recorded in Wachovia’s 2005 financial statements is less than the grant date value used in the table above. Wachovia believes the option pricing model presented in the table is a good indicator to stockholders of the potential value of the options granted because it is based on more conservative assumptions regarding risk of forfeiture and option term. For Wachovia’s 2006 financial statements prepared in accordance with generally accepted accounting principles, Wachovia will record stock options expense in accordance with Statement of Financial Accounting Standards No. 123R.

Aggregated Option/SAR Exercises and Year-End Option/SAR Value Table

The following table sets forth with respect to exercises of stock options to purchase shares of Wachovia common stock (or tandem stock appreciation rights (“SARs”)) and freestanding SARs during 2005 and the year-end value of unexercised options and SARs on an aggregated basis for each of the Named Officers: (i) the name of such officer (column (a)); (ii) the number of shares received upon exercise, or if no shares were received, the number of securities with respect to which the options or SARs were exercised (column (b)); (iii) the aggregate dollar value realized upon exercise (column (c)); (iv) the total number of securities underlying unexercised options and SARs held at December 31, 2005, separately identifying the exercisable and unexercisable options and SARs (column (d)); and (v) the aggregate dollar value of in-the-money, unexercised options and SARs held at December 31, 2005, separately identifying the exercisable and unexercisable options and SARs (column (e)).

AGGREGATED OPTION/SAR EXERCISES IN 2005 AND

DECEMBER 31, 2005 OPTION/SAR VALUES

	Shares Acquired on Exercise (#)	Value Realized ($) (3)	Number of Securities Underlying Unexercised Options/SARs at 12/31/05 (#) (1)	Value of Unexercised In-the-Money Options/SARs at 12/31/05 ($) (2)
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
(a)	(b)	(c)	(d)	(e)
Thompson	15,600	$444,042	2,712,412/1,110,338	$49,874,619/9,287,801
Kelly	0	0	623,279/293,105	11,649,593/2,498,842

(1)	Upon a “change in control” of Wachovia, all outstanding options will become exercisable. Following his termination of employment with Wachovia in February 2006, all of Mr. Kelly’s outstanding unexercisable options were forfeited.
(2)	Values represent the difference between the option exercise price and the market value of Wachovia common stock on December 31, 2005, rounded to the nearest dollar. Options having an exercise price above the market value on that date have an attributed value of zero.
(3)	Values represent the difference between the option exercise price and the market value of Wachovia common stock on the date of exercise, rounded to the nearest dollar.

Pension Plan and Other Retirement Arrangements Table

The following table sets forth the estimated annual benefits payable upon retirement under Wachovia’s tax qualified pension plan in the specified compensation and years of service classifications indicated below.

PENSION PLAN TABLE

Average annual Compensation	Estimated annual pension plan retirement benefit, assuming a married participant, a straight life annuity and the years of service indicated (1)
	15 years	20 years	25 years	30 years	35 years
$ 200,000	$43,578	$58,104	$72,630	$87,156	$101,682
400,000	44,276	59,035	73,794	88,553	103,312
600,000	44,276	59,035	73,794	88,553	103,312
800,000	44,276	59,035	73,794	88,553	103,312
1,000,000	44,276	59,035	73,794	88,553	103,312
1,200,000	44,276	59,035	73,794	88,553	103,312

(1)	For the year ending December 31, 2005, federal law limits the annual retirement benefit payable under our pension plan to $170,000 and the maximum covered compensation is limited to $210,000. The benefit amounts listed above exclude any amount payable under Social Security.

The compensation covered by Wachovia’s pension plan includes basic compensation. The portions of compensation that are considered covered compensation under Wachovia’s pension plan for the Named Officers are the salary amounts indicated in the Summary Compensation Table less deferred amounts. As of January 1, 2006, the credited full years of service under Wachovia’s pension plan were as follows: Thompson: 30 years; and Kelly: 5 years.

Director Compensation

For services rendered as Wachovia Funding directors, our non-employee directors, Messrs. Alward, Griffin and Jones, are paid an annual cash retainer of $65,000. In addition, directors are reimbursed for travel and lodging costs to attend meetings of directors.

Employment Contracts

We currently have two executive officers: Messrs. G. Kennedy Thompson and Thomas J. Wurtz. Our executive officers are also executive officers of Wachovia. We estimate that our executive officers devote less than 5% of their time to managing our business.

G. Kennedy Thompson.    In December 2005, at his request, Wachovia and Mr. Thompson terminated his employment agreement, which the parties had entered into in November 1999, and which created certain contractual obligations including potential future severance arrangements. Mr. Thompson no longer has an employment agreement with Wachovia.

Robert P. Kelly.    Wachovia previously entered into an employment agreement with Mr. Kelly which had an employment period of three years. The employment agreement was to be automatically extended on an annual basis unless either party determined otherwise prior to the annual extension date. The agreement provided that if we terminated Mr. Kelly’s employment for reasons other than “cause”, death, disability or retirement or Mr. Kelly terminated his employment for “good reason”, then he would be entitled to (i) a pro rata annual bonus for the period prior to the termination date, based on the highest bonus paid during either the three-year period prior to termination or the three-year period prior to the date of the agreement, (ii) an amount equal to three times Mr. Kelly’s annual base salary and the highest bonus determined under (i) above, and (iii) medical and life insurance benefits for Mr. Kelly and his family members for three years after the termination date (or for life if the termination date occurred after a “change in control” of Wachovia). The agreement also provided for a gross-up payment equal to the amount of excise taxes (plus the applicable federal and state income, FICA and excise taxes due on such gross-up payment) payable by Mr. Kelly if his employment was terminated in conjunction with a “change in control” of Wachovia and such taxes became payable, as a result of payments under the agreement or otherwise, and were deemed to be “excess parachute payments” for federal tax purposes. The employment agreement also contained obligations on the part of Mr. Kelly regarding non-competition following employment termination in certain circumstances, non-solicitation of employees following employment termination and confidentiality of information obtained while employed with Wachovia.

In connection with terminating his employment with Wachovia in January 2006, Mr. Kelly did not receive any benefits pursuant to his employment agreement as a result of this voluntary termination, other than his annual base salary through the date of termination, the amount of any compensation he previously deferred, and other benefits available generally to Wachovia employees, in each case only to the extent owing and theretofore unpaid. Mr. Kelly will continue to be bound by his obligations under the employment agreement except for the non-competition provisions in the agreement.

Thomas J. Wurtz.    Mr. Wurtz does not have an employment agreement with Wachovia.

Compensation Committee Interlocks and Insider Participation; Compensation Committee Report

Wachovia Funding does not have a compensation committee. None of the executive officers or employees of Wachovia Funding is compensated by Wachovia Funding.

Other Matters Relating to Executive Officers and Directors

Our directors and executive officers (including organizations with which they are affiliated and their immediate family members) are customers of our ultimate parent, Wachovia, or its affiliated entities. In management’s opinion, the lending relationships with these directors and officers were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as comparable transactions with other customers and do not involve more than normal collection risk or present other unfavorable features. In addition to these lending relationships, some directors and their affiliated organizations provide services or otherwise do business with Wachovia and its affiliated entities, and we in turn provide services, including retail brokerage, investment banking and other financial services, or otherwise do business with the directors and their organizations, in each case in the ordinary course of business. See “Director Independence”.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“1934 Act”) requires the directors and executive officers covered by that Section and beneficial owners of more than 10% of our Series A preferred securities to file reports with the SEC and the NYSE relating to their Wachovia Funding equity securities ownership and any changes in that ownership. None of our directors or executive officers owns any of our equity securities.

To our knowledge, during the year ended December 31, 2005, all Section 16(a) reports applicable to directors and executive officers were filed on a timely basis, except as set forth in prior proxy statements.

OTHER STOCKHOLDER MATTERS

Management is not aware of any other matters to be voted on at the meeting. If any other matters are presented for a vote, the enclosed proxy confers discretionary authority to the individuals named as proxies to vote the securities represented by proxy, as to those matters.

Stockholder proposals intended to be included in our proxy statement and voted on at the 2007 Annual Meeting of Stockholders must be received at 301 South College Street, 30th Floor, Charlotte, North Carolina 28288-0630, Attention: Corporate Secretary, on or before January 31, 2007. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.

Pursuant to Wachovia Funding’s bylaws, in order for any business not included in the proxy statement for the 2007 Annual Meeting of Stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely written notice of that business to Wachovia Funding’s Secretary. We currently anticipate that the 2007 annual meeting will be held on May 15, 2007, and to be timely, the notice must not be received any earlier than February 15, 2007 (90 days prior to May 16, 2007, the first anniversary of this year’s annual meeting date), nor any later than March 17, 2007 (60 days prior to May 16, 2007). If the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from May 16, 2007, the notice must be received no earlier than the 90th day prior to the 2007 annual meeting and not later than either the 60th day prior to the 2007 annual meeting or the tenth day after public disclosure of the actual meeting date, whichever is later. The notice must contain the information required by our bylaws. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time-frames described above. A copy of our bylaws is available upon request to: Investor Relations, Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288. The Chairman of the meeting may exclude matters that are not properly presented in accordance with these requirements.

MISCELLANEOUS

The information referred to under the captions “Audit Committee Report” (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the 1934 Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Wachovia Funding under the 1934 Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

April 12, 2006

PROXY

WACHOVIA PREFERRED FUNDING CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

MAY 16, 2006

The undersigned holder of the Series A preferred securities of Wachovia Preferred Funding Corp. (the “Corporation”) hereby constitutes and appoints David M. Julian and Ross E. Jeffries, Jr., or either of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to vote as specified on the matters set forth on the reverse side, all of the Series A preferred securities of the Corporation held of record by the undersigned on March 31, 2006, at the Annual Meeting of Stockholders of the Corporation to be held on May 16, 2006, at 3:00 PM, P.S.T., at the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California 94106, and at any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1. IF ANY OTHER MATTERS ARE VOTED ON AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL WITHOUT DELAY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

Wachovia Preferred Funding Corp.

Instructions for Voting Your Proxy

Simply sign and date your proxy card and return it in the postage-paid envelope.

COMPANY NUMBER	CONTROL NUMBER

☒    PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

1. A Wachovia Preferred Funding Corp. proposal to elect directors: James E. Alward, Joel J. Griffin, Charles F. Jones and G. Kennedy Thompson.

☐	FOR all nominees listed (except as indicated to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the space provided.

I will attend the Annual Meeting of Stockholders    ☐

Signature

Signature (if held jointly)

Date

NOTE: Signature(s) should agree with name(s) on proxy form. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations, or partnerships, should so indicate when signing.